As filed with the Securities and Exchange Commission on August 27, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE9 LIMITED

(Exact Name of Registrant as Specified in Its Charter)

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Cayman Islands	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

17 Floor, No. 130 Wu Song Road

Hong Kou District, Shanghai 200080

People’s Republic of China

(Address, Including Zip Code, of Principal Executive Offices)

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Ninth Amended and Restated 2004 Stock Option Plan

(Full Title of the Plan)

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Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

George Lai, Chief Financial Officer 17 Floor, No. 130 Wu Song Road Hong Kou District, Shanghai 200080 People’s Republic of China +86 (21) 6108-6080

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Calculation of Registration Fee

Title of Securities to Be Registered(1)	Amount to Be Registered(1)(2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A ordinary shares, par value US$0.01 per share	150,000,000(3)(4)	US$0.4733(3)	US$71,000,000	US$7,746.1
Total	150,000,000	—	US$71,000,000	US$7,746.1

(1)	These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents thirty Class A ordinary shares, par value US$0.01 per share. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-156635).
(2)	Represents Class A ordinary shares issuable upon exercise of options and pursuant to other awards granted under the Ninth Amended and Restated 2004 Stock Option Plan (the “Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plan. Any Class A ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plan.
(3)	The shares to be registered are reserved for future award grants under the Plan, and the corresponding proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act based upon the average of the high and low prices of the Registrant’s ADSs as quoted on the Nasdaq Capital Market on August 24, 2021, adjusted for ADS to Class A ordinary shares ratio.
(4)	These shares represent Class A ordinary shares that have been added to the award pool under the Plan, which were not previously registered under the registration statements on Form S-8 (File No. 333-127700), Form S-8 (File No. 333-156306), Form S-8 (File No. 333-168780), Form S-8 (File No. 333-210693), Form S-8 (File No. 333-217190) and Form S-8 (File No. 333-231105), as initially filed with the Commission on August 19, 2005, December 19, 2008, August 12, 2010, April 11, 2016, April 7, 2017 and April 29, 2019, respectively (together with all amendments, the “Prior Registration Statements”).

EXPLANATORY NOTE

This Registration Statement is filed by The9 Limited (the “Registrant”) to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8. The number of Class A ordinary shares that are available for award grant purposes under the Plan increased by 150,000,000 Class A ordinary shares from 100,000,000 Class A ordinary shares to 250,000,000 Class A ordinary shares. Based on the above, the additional securities registered hereby consist of 150,000,000 Class A ordinary shares.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, except as otherwise set forth herein.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by The9 Limited (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F (File No. 001-34238) for the year ended December 31, 2020, initially filed with the Commission on March 29, 2021, together with the amendment filed on March 30, 2021.

(b)	The description of the securities incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-34238) filed with the Commission on April 30, 2020 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with all amendments and reports filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8.	Exhibits

Exhibit No.	Description
4.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant as currently in effect (incorporated by reference to Exhibit 1.1 to the Registrant’s annual report on Form 20-F (File No. 001-34238) filed with the Commission on April 30, 2020)
4.2	Specimen Certificate for Class A ordinary shares of the Registrant (incorporate by reference to Exhibit 2.2 to the Registrant’s annual report on Form 20-F (File No. 001-34238) filed with the Commission on April 30, 2020)
4.3	Form of Amended and Restated Deposit Agreement among the Registrant, The Bank of New York Mellon, as Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 1 to our Post-Effective Amendment No. 3 to the Registration Statement on Form F-6 (file no. 333-156635) filed with the Commission on June 21, 2019)
4.4	Specimen American Depositary Receipt (incorporated by reference to Exhibit A (Form of American Depositary Receipt) of Exhibit 1 (Form of Deposit Agreement) to our Post-Effective Amendment No. 3 to the Registration Statement on Form F-6 (file no. 333-156635) filed with the Commission on June 21, 2019)
5.1*	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Registrant, regarding the legality of the Class A ordinary shares being registered
10.1*	Ninth Amended and Restated 2004 Stock Option Plan of the Registrant
23.1*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.2*	Consent of Grant Thornton
24.1*	Power of Attorney (included on signature page hereto)

*       Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People’s Republic of China, on August 27, 2021.

THE9 LIMITED

By:	/s/ Jun Zhu
Name:	Jun Zhu
Title:	Chairman and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Jun Zhu and George Lai, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 27, 2021.

Signature	Title
/s/ Jun Zhu Jun Zhu	Chairman and Chief Executive Officer (principal executive officer)

/s/ George Lai George Lai	Director and Chief Financial Officer (principal financial and accounting officer)

/s/ Davin A. Mackenzie Davin A. Mackenzie	Director

/s/ Kwok Keung Chau Kwok Keung Chau	Director

/s/ Ka Keung Yeung Ka Keung Yeung	Director

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of The9 Limited, has signed this registration statement or amendment thereto in Newark, Delaware on August 27, 2021.

Authorized U.S. Representative

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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